AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM SB-2/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             AURORA GOLD CORPORATION
                 (Name of small business issuer in its charter)

          DELAWARE                          1040                 13-3945947
----------------------------   ----------------------------  -------------------
(State or Other Jurisdiction   (Primary Standard Industrial    (IRS Employer
      of Organization              Classification Code)      Identification No.)

                                               A. CAMERON RICHARDSON
     30 LEDGAR ROAD, BALCATTA, WA               238 WEST 4TH AVENUE
            6021 AUSTRALIA                            SUITE 2
                                         NORTH VANCOUVER, BRITISH COLUMBIA
     TELEPHONE: (+61 8) 9240-2836                  CANADA V7M 1H7
     FACSIMILE: (+61 8) 9240-2406
                                             TELEPHONE: (604) 687-4432
                                             FACSIMILE: (604) 687-4709
     ------------------------------      ----------------------------------
       (Address and telephone of            (Name, address and telephone
     registrant's executive office)         number of agent for service)

                  Copies of all communications and notices to:
                              JOSEPH SIERCHIO, ESQ.
                           SIERCHIO GRECO & GRECO, LLP
                                720 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019
                            TELEPHONE: (212) 246-3030
                            FACSIMILE: (212) 246-2225

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
SECURITIES TO BE        NUMBER OF           PROPOSED           PROPOSED        REGISTRATION FEE
REGISTERED          SHARES REGISTERED       MAXIMUM             MAXIMUM
                         (1) (2)         OFFERING PRICE   OFFERING PRICE (3)
                                         PER  SHARE (3)
------------------  ------------------  ----------------  -------------------  -----------------

Shares of Common
  Stock Par Value          13,000,000   $           0.68  $         8,840,000  $          945.88
  $0.001 per Share
------------------------------------------------------------------------------------------------

     (1) The 13,000,000 shares were issued in connection with a private placement of a total of 13,000,000 completed by the registrant in July of 2005.

     (2) All of the 13,000,000 shares being registered are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

     (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on December 6, 2005, as quoted on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board was $0.68. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT WAS FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2006. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

PROSPECTUS

                             AURORA GOLD CORPORATION

                         13,000,000 SHARES COMMON STOCK

     This prospectus relates to the resale by certain of our stockholders named in this prospectus (the "SELLING STOCKHOLDERS") of up to 13,000,000 shares of our common stock. We will not receive any proceeds from the sales by the Selling Stockholders.

     The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     Our shares are listed on the OTC Bulletin Board under the symbol "ARXG." On December 6, 2005, the closing sales price for our common stock on the OTC Bulletin Board was U.S. $0.68 per share.

     THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY 25, 2006

                                TABLE OF CONTENTS


                                                                       Page
PROSPECTUS SUMMARY                                                       3
RISK FACTORS                                                             6
FORWARD-LOOKING STATEMENTS                                              12
USE OF PROCEEDS                                                         13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                14
LEGAL PROCEEDINGS                                                       14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    BUSINESS                                                            15
MANAGEMENT                                                              26
EXECUTIVE COMPENSATION                                                  28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT          30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          31
SELLING STOCKHOLDERS                                                    33
PLAN OF DISTRIBUTION                                                    34
DESCRIPTION OF OUR CAPITAL STOCK                                        36
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
    SECURITIES ACT LIABILITIES                                          37
EXPERTS                                                                 38
WHERE YOU CAN FIND ADDITIONAL INFORMATION                               38
FINANCIAL STATEMENTS                                                    F1

                       __________________________________

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. WE HAVE NOT, AND THE SELLING STOCKHOLDERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT INFORMATION YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING STOCKHOLDERS ARE NOT, MAKING AN OFFER TO SELL THE COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS REGARDLESS OF THE DATE OF DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, OR THE SALE OF COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     WE OBTAINED STATISTICAL DATA AND CERTAIN OTHER INDUSTRY FORECASTS USED THROUGHOUT THIS PROSPECTUS FROM MARKET RESEARCH, PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THEY OBTAIN THEIR INFORMATION FROM SOURCES THAT THEY BELIEVE TO BE RELIABLE, BUT THEY DO NOT GUARANTEE THE ACCURACY AND COMPLETENESS OF THE INFORMATION. SIMILARLY, WHILE WE BELIEVE THAT THE STATISTICAL AND INDUSTRY DATA AND FORECASTS AND MARKET RESEARCH USED HEREIN ARE RELIABLE, WE HAVE NOT INDEPENDENTLY VERIFIED SUCH DATA. WE HAVE NOT SOUGHT THE CONSENT OF THE SOURCES TO REFER TO THEIR REPORTS OR ARTICLES IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

     This summary contains material information about us and the offering which is described in detail elsewhere in the prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 6, and our financial statements and the accompanying notes.

     Unless the context otherwise requires, the terms "we," "our," "us," the "Company" and "Aurora Gold" refer to Aurora Gold Corporation, a Delaware corporation, and not to the Selling Stockholders.

OUR BUSINESS

     We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "CHEFS ACQUISITION CORP." Initially formed for the purpose of engaging in the food preparation business, we redirected our business efforts in late 1995 following a change of control, which occurred on October 30, 1995, to the acquisition, exploration and, if warranted, the development of mineral resource properties. We changed our name to "AURORA GOLD CORPORATION" on August 20, 1996 to more fully reflect our resource exploration business activities.

     Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.

     Since 1996 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we had an interest.

     We currently have interest in three properties none of which contain any reserves. Please refer to "DESCRIPTION OF PROPERTIES." We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will dependent on future additional financing in order to maintain our operations and continue our exploration activities.

     Our technical office is located at 30 Ledgar Road, Balcatta, WA 6021 Australia. The telephone number is (+61 8) 9240-2836. We conduct our exploration and property acquisition activities through the Balcatta office. We maintain an office located at 238 West 4th Street, Suite 2, North Vancouver, B.C., Canada V7M 1H7 for accounting and book keeping purposes. The telephone number is (604) 687-4432 and the facsimile number is (604) 687-4709.

THE OFFERING

     On July 13, 2005 we concluded a private placement of 13,000,000 shares of our common stock, at a price of $0.05 per share or $650,000 in the aggregate; all of the shares were acquired by the Selling Stockholders, none of whom are residents of the United States or Canada. The shares were issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Regulation S as promulgated by the U.S. Securities and Exchange Commission. As a condition to the consummation of the private placement, we agreed to register the shares that are the subject of this prospectus and to maintain such registration effective for a period of two years following the date of this prospectus.

     Although we have agreed to the costs and expenses related to the preparation and filing of this prospects, which we estimate will be approximately $35,000 we will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

     The Selling Stockholders are offering an aggregate of 13,000,000 shares. The Selling Stockholders holders will determine if, when, and how they will sell the common stock offered in this prospectus. PLEASE REFER TO "PLAN OF DISTRIBUTION." The offering will conclude upon the earlier to occur of:

     - The sale of all of the 13,000,000 shares of common stock being offered;
     -    The second anniversary date of the effective date of this prospectus;
          or
     - The earlier termination of the registration statement covering the shares being offered.

     At November 30, 2005 we had 36,218,522 shares issued and outstanding, inclusive of the shares being offered by the Selling Stockholders. Our common stock is currently quoted on the NASD's Over the Counter Bulletin Board under the symbol "ARXG." There is only a limited trading market for our common stock. PLEASE REFER TO "RISK FACTORS" AND TO "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."

SELECTED FINANCIAL DATA

     The following summary statement of operations and summary balance sheet data are derived from our financial statements for the years ended December 31, 2004 and 2003, and for the nine month period ended September 30, 2005, that were filed with the U.S. Securities and Exchange Commission on our Annual Reports Form 10-KSB or Form 10-QSB as applicable. This information should be read in conjunction with the audited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

BALANCE SHEETS
                               September      December      December
                                30, 2005      31, 2004      31, 2003
                              (Unaudited)    (Audited)     (Audited)
Cash                          $   527,791   $     1,275   $    15,327
Total Assets                  $   656,496   $     5,412   $    22,618
Total Liabilities             $   110,435   $   190,296   $     7,799
Total Stockholders'  Equity   $   546,061   $  (184,884)  $    14,819
(Deficit)                     $(4,070,794)  $(3,990,739)  $(3,766,976)

STATEMENTS OF OPERATION

                               Nine                                       From
                              Months                                  October 10,
                              Ended       Year Ended    December    1995(inception)
                            September      December       31,       to September 30,
                             30, 2005      31, 2004       2003            2005
                           (Unaudited)    (Audited)    (Audited)      (Unaudited)
Revenue                    $         -   $         -   $       -   $               -
Other Income (Loss)        $    72,659   $         -   $       -   $         (29,599)
Expenses                   $   152,714   $   223,763   $ (96,404)  $      (4,041,195)
Net Loss for the Period    $   (80,055)  $  (223,763)  $ (96,404)  $      (4,070,794)

                                  RISK FACTORS

     You should carefully consider the risks described below before purchasing our shares of our common stock. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.


              RISKS RELATED TO OUR BUSINESS, PROPERTY AND INDUSTRY

     WE ARE AN EXPLORATION STAGE COMPANY WITH NO HISTORY OF OPERATIONS, WHICH HAS INCURRED SUBSTANTIAL LOSSES AND, THEREFORE, THERE IS A STRONG LIKELIHOOD THAT WE MAY FAIL.

     Due to the fact that we have not commenced any business operations, we have no operating history upon which to evaluate the likelihood that our business will be successful. We have never earned any revenues. In addition, we have incurred net losses of approximately $4,070,794 for the period from our inception (October 10, 1995) through September 30, 2005 and, based upon current plan of operation, we expect that we will incur losses for the foreseeable future.

     Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to a new business enterprise, such as established bank relationships, limited capital resources, lack of manpower, and possible cost overruns. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

BECAUSE WE DO NOT HAVE ANY REVENUES, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2004 and 2003 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     We have never earned revenues and we have never been profitable. Prior to completing exploration on the mineral property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

NONE OF THE PROPERTIES IN WHICH WE HAVE AN INTEREST OR THE RIGHT TO EARN AN INTEREST HAVE ANY KNOWN RESERVES.

     We currently have an interest or the right to earn an interest in three properties, none of which have any known reserves. To date, we have engaged in only limited preliminary exploration activities on the properties. Accordingly, we do have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

     The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

     In addition, due to our limited capital and resources, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel.

WE ARE SUBJECT TO ALL THE RISKS INHERENT TO THE MINING INDUSTRY, WHICH MAY HAVE AN ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

     We are subject to the numerous risks and hazards inherent to the mining industry including, without limitation, the following:

     - mining activities are subject to substantial operating hazard some of which are not insurable or may not be insured due to economic considerations;

     -    the availability of water, which is essential to milling operations;

     -    interruptions caused by adverse weather conditions;

     - unforeseen limited sources of supplies may resulted in shortages of material and equipment such as dynamite, earth moving equipment like bull dozers, backhoes and drilling equipment, fuel supplies, assaying and milling facilities, and availability of experienced manpower. The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

BECAUSE WE HAVE NOT COMMENCED PRELIMINARY EXPLORATION OF OUR PROPERTIES, WE FACE A HIGH RISK OF BUSINESS FAILURE AND THIS COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

     We have not begun the initial stages of exploration of our properties, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, or that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

IT IS POSSIBLE THAT OUR TITLE FOR THE PROPERTIES IN WHICH WE HAVE AN INTEREST WILL BE CHALLENGED BY THIRD PARTIES.

     We have not obtained title insurance for our property. It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may loose our interest in such properties.

OUR FAILURE TO COMPETE WITH OUR COMPETITORS IN THE MINERAL EXPLORATION INDUSTRY FOR FINANCING, ATTRACTING MINING CLAIMS, AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES WILL CAUSE OUR BUSINESS OPERATIONS TO SLOW DOWN OR BE SUSPENDED.

     Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

WE WILL HAVE TO SUSPEND OUR EXPLORATION PLANS IF WE DO NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies such as dynamite, and equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we find the products and equipment we need.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL REGULATIONS THE COMPLIANCE WITH WHICH MAY ADVERSELY AFFECT OUR CAPITAL LIQUIDITY.

     All phases of our operations in Brazil and Canada, where the properties are located, will be subject to environmental regulations. Environmental legislation in Brazil and Canada is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

     Because we have not allocated any money for reclamation of the mining claim, we may be subject to fines if the mining claim is not restored to its original condition upon termination of our activities.

     We have not allocated any funds for reclamation of the mining claim. As such, if we terminate our operations and do not restore the mining claim to its original condition we could be subject to fines under the applicable mining laws of Brazil and Canada.

AS WE ARE AN EXPLORATION STAGE COMPANY WITH LIMITED ASSETS, WE MAY NOT HAVE THE FUNDS REQUIRED TO FULLY IMPLEMENT OUR BUSINESS PLAN.

     Substantial expenditures are required to conduct exploration activities and to establish ore reserves through drilling. Even if our results of exploration are encouraging, we will require additional funds to complete our exploration activities. It is possible that we will be unable to obtain additional financing. Failure to obtain such financing would preclude us from continuing our exploration activities.

     Moreover, we may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in the properties subject to such agreements reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR EXPLORATION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

OUR EXECUTIVE OFFICERS DEVOTE AND WILL CONTINUE TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO OUR BUSINESS ACTIVITIES.

     Mr. Richardson, our president, chief executive officer and chief financial officer is engaged in other business activities and devotes only a limited amount of his time (approximately 10%) to our business. As we expand our activities, a need for full time management may arise. In such an event, should Mr. Richardson be unwilling to dedicate more of his time to our business or fail to hire additional personnel, our business and results of operations would suffer a material adverse effect.

OUR DIRECTORS MAY FACE CONFLICTS OF INTEREST IN CONNECTION WITH OUR PARTICIPATION IN CERTAIN VENTURES BECAUSE THEY ARE DIRECTORS OF OTHER MINERAL RESOURCE COMPANIES.

     Messrs. Richardson, Cacace and Eckhof, who serve as our directors, may also be directors of other companies (including resource exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors' conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral resources companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors' other companies for which the directors may deem the projects to have a greater benefit.

CONCENTRATION OF OWNERSHIP AMONG OUR DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS MAY PREVENT NEW INVESTORS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS.

     As of November 30, 2005, our directors, executive officers, holders of more than 5% of our common stock, and their affiliates, in the aggregate, beneficially own 24,354,971 common shares, representing approximately 67.2% of our issued and outstanding common stock. As a result, these stockholders, subject to any fiduciary duties owed to our other stockholders under Delaware law, will be able to exercise a controlling influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, these stockholders, some of whom have representatives sitting on our board of directors, could use their voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL, LOSS OF WHICH WOULD ADVERSELY AFFECT OUR SUCCESS AND GROWTH.

     Our performance is substantially dependent on performance of our senior management. In particular, our success depends on the continued efforts of Mr. Richardson and Mr. Eckhof. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employee.

THE VALUE AND TRANSFERABILITY OF OUR SHARES MAY BE ADVERSELY IMPACTED BY THE LIMITED TRADING MARKET FOR OUR SHARES.

     There is current only a limited trading market for our common stock on the NASD's over the counter bulletin board. This may make it more difficult for you to sell your stock if you so desire.

OUR COMMON STOCK IS A PENNY STOCK AND BECAUSE "PENNY STOCK" RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL THE SHARES OF OUR COMMON STOCK YOU ACQUIRED IN THIS OFFERING.

     Our common stock is a "penny stock" as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker dealers to make a market in our stock.

     Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

     In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to approximately 36% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

     Any significant downward pressure on the price of our common stock as the Selling Stockholders sell the shares of our common stock could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

FUTURE SALES OF SHARES BY US MAY REDUCE THE VALUE OF OUR STOCK.

     If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

     These forward-looking statements include statements about:

     -    our market opportunity;
     -    our strategies;
     -    competition;
     -    expected activities and expenditures as we pursue our business plan;
          and
     -    the adequacy of our available cash resources.

     These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Plan of Operations" and "Description of Business and Property" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. Although we will pay the costs and expenses incurred in connection with the preparation and filing of this prospectus, we will receive no proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted for trading on the OTC Bulletin Board under the symbol "ARXG" since December 5, 1996. The following table sets forth the high and low bid prices for the Common Stock for the calendar quarters indicated as reported by the NASD OTC Bulletin Board for the last two years. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

     ------------------------------------------------------
                   FIRST     SECOND    THIRD      FOURTH
                  QUARTER   QUARTER   QUARTER     QUARTER
     -----------  --------  --------  --------  -----------
     2005 - High  $   0.23  $   0.12  $   0.83  $      0.73
     -----------  --------  --------  --------  -----------
     2005 - Low   $   0.09  $   0.06  $   0.06  $      0.47
     -----------  --------  --------  --------  -----------
     2004 - High  $   0.51  $   0.38  $   0.31  $      0.26
     -----------  --------  --------  --------  -----------
     2004 - Low   $   0.20  $   0.24  $   0.17  $      0.15
     -----------  --------  --------  --------  -----------
     2003 - High  $   0.12  $   0.12  $   0.08  $      0.40
     -----------  --------  --------  --------  -----------
     2003 - Low   $   0.03  $   0.05  $   0.01  $      0.01
     ------------------------------------------------------

     On January 20, 2006, the closing price of our common stock as reported on the over the counter bulletin board was $0.86. As of November 30, 2005, we had 733 stockholders of record.

     There are no shares reserved for issuance under any equity based compensation plan.

DIVIDEND  POLICY

     We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. Our board of directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

                                LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us, or has an interest in any proceeding which is adverse to us.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

     We are a mineral exploration company. We maintain a technical and property acquisition office in Balcatta, WA, Australia; we also maintain an office in Vancouver, Canada; we are engaged in the exploration for precious metals.

     We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp." On August 20, 1996 we changed our name to Aurora Gold Corporation and are an exploration stage enterprise.

     This Prospectus contains numerous forward-looking statements relating to our business. Operating, exploration and financial data, and other statements in this document are based on information the company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, changes that could result from our future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements.

     Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production. Since 1966 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we had an interest.

     During 2005 we have been evaluating our property holdings in order to determine whether to implement exploration programs on our existing properties or acquire interests in new properties. To date, in 2005 we have conveyed our interests in our Matupa Gold Project to Neuer Kapital Corp. Under the terms of the Agreement, Neuer agreed to (a) pay Aurora Gold US $100,000; (b) issue 300,000 common shares of Neuer to us; (c) pay us up to US $20,000 of the direct out-of-pocket costs we incurred in connection with the Matupa Gold Project.

     Additionally, in March 2005 we dropped our options with Full Medal Minerals Ltd. to acquire an interest in three mineral exploration properties located in the State of Alaska, United States. The three mineral exploration properties are the Lucky Shot Property in the Palmer Recording District, State of Alaska, the Gunsite Property in the Talkeetna Recording District, State of Alaska and the Zackly Property in the Talkeetna Recording District, State of Alaska

     On July 13, 2005 we completed a Private Placement of 13,000,000 common shares priced at USD $0.05 per share for a total consideration of USD $650,000 to offshore investors, all but one of whom are non-affiliated a pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. The private placement was offered between June 15, 2005 and July 13, 2005. Following the closing of this private placement, we had 36,193,522 common shares issued and outstanding.

     On September 5, 2005, Hans Biener of SupplyConsult GbR ("SupplyConsult"), a consultant retained by us, signed a Memorandum of Understanding ("MOU") with Galdino Antonio da Silva Luz and Alvaro da Silva Souza (the "Vendors"), the title holders of certain mineral rights herein referred to as the Novo Porto property, to carry out a due diligence on the property within 90 (ninety) days of signing the MOU. By letter dated September 6, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Porto Novo MOU to us without further consideration.

     The MOU provides for a 90 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

     The Option Agreement, as detailed in the terms and conditions of the MOU will allow us to earn a 100% interest in the two exploration licenses via cash payments and leaving the property vendors with a 2% NSR. The total option agreement payments for the two licenses are structured as follows: November 30, 2005 - USD $25,000; May 30, 2006 - USD $75,000; May 30, 2007 - USD $100,000 and
May 30, 2008 - USD $150,000. We may withdraw from the option agreement at any time. Should we decide to pursue either or both exploration licenses after May 30, 2009 then a final payment of USD $1,850,000 per license for a total of USD $ 2,200,000 would be paid. The total payment for one license is USD $2,200,000 and for the two licenses is USD $4,400,000.

     The Novo Porto MOU's 90 day due diligence period has expired without SupplyConsult giving notice of its intention to enter into an Option Agreement. Accordingly, at this time, we no longer have an interest in the Porto Novo property. Please refer to "Description of Properties."

     On September 5, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Antonio Garcia Bernardes and Galdino Antonio da Silva Luz (the "Vendors"), the title holders of certain mineral rights herein referred to as the Santa Clara property, to carry out a due diligence on the property within 90 (ninety) days of signing the MOU. By letter dated September 6, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Santa Clara MOU to us without further consideration.

     The MOU provides for a 90 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

     The Option Agreement, as detailed in the terms and conditions of the MOU will allow us to earn a 100% interest in the two exploration licenses via cash payments and leaving the property vendors with a 2% NSR. The total option agreement payments for the two licenses are structured as follows: November 30, 2005 - USD $25,000; May 30, 2006 - USD $75,000; May 30, 2007 - USD $100,000 and
May 30, 2008 - USD $150,000. We may withdraw from the option agreement at any time. Should we decide to pursue either or both exploration licenses after May 30, 2009 then a final payment of USD $1,850,000 per license for a total of USD $ 2,200,000 would be paid. The total payment for one license is USD $2,200,000 and for the two licenses is USD $4,400,000.

     The Santa Clara MOU's 90 day due diligence period has expired without SupplyConsult giving notice of its intention to enter into an Option Agreement. Accordingly, at this time, we no longer have an interest in the Santa Clara property. Please refer to "Description of Properties."

     On October 18, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Cidines da Silva Batista (the "Vendor"), the title holder of certain mineral rights herein referred to as the Ouro Mil property, to carry out a due diligence on the property within 60 (sixty) days of signing the MOU. By letter dated October 19, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Ouro Mil MOU to us without further consideration.

     The MOU provides for a 60 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

     The Option Agreement, as detailed in the terms and conditions of the MOU will allow us to earn a 100% interest in the exploration license via cash payments and leaving the property vendors with a 1.5% NSR. The total option agreement payments for the license is structured as follows: October 18, 2005 - USD $12,000; December 18, 2005 - USD $30,000; June 18, 2006 - USD $70,000; June
18,  2007  -  USD $120,000; June 18, 2008 - USD $180,000 and December 18, 2008 -
USD $1,500,000 for a total of USD $1,912,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000. Please refer to "Description of Properties."

     On October 24, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Antonio Barros de Souza (the "Vendor"), the title holder of certain mineral rights herein referred to as the Sao Domingo property, to carry out a due diligence on the property within 60 (sixty) days of signing the MOU. By letter dated November 5, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Sao Domingo MOU to us without further consideration.

     The MOU provides for a 60 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

     The Option Agreement, as detailed in the terms and conditions of the MOU will allow us to earn a 100% interest in the exploration license via cash payments and leaving the property vendors with a 2.0% NSR. The total option agreement payments for the license is structured as follows: October 24, 2005 - USD $20,000; December 30, 2005 - USD $70,000; June 30, 2006 - USD $150,000; June
30,  2007  -  USD $250,000; June 30, 2008 - USD $310,000 and December 30, 2008 -
USD $1,500,000 for a total of USD $2,300,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000. Please refer to "Description of Properties."

RESULTS OF OPERATIONS

(1) NINE MONTHS ENDED SEPTEMBER 30, 2005 (FISCAL 2005) VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2004 (FISCAL 2004)

     We issued 13,000,000 common shares (2004 - 100,000) for cash of $650,000
(2004 - $25,000) and issued 3,659,091 (fiscal 2004 - 0) shares to settle debts
of $161,000 (fiscal 2004 - $0).     We had no operating revenues for the nine
month period ended September 30, 2005 (fiscal 2004 - $0). For the nine months ended September 30, 2005 we recorded a net loss of $80,055 or $0.00 per share, compared to a net loss of $53,807 ($0.00 per share) in 2004.

GENERAL AND ADMINISTRATIVE EXPENSES - For the nine month period ended September 30, 2005 we recorded general and administrative expenses of $57,999 (fiscal 2004
- $51,838). The fiscal 2005 amount includes, professional fees - accounting $404 (fiscal 2004 - $3,079) and legal $4,899 (fiscal 2004 - $2,231).

EXPLORATION EXPENDITURES - For the nine month period ended September 30, 2005 we recorded exploration expenses of $94,715 compared to $1,969 in fiscal 2004.

     The following is a breakdown of our exploration expenses by property:

     -------------------------------------------------------------------
             Property            Nine Months Ended    Nine Months Ended
                                September 30, 2005   September 30, 2004
     -------------------------  -------------------  -------------------
     Alaska, United States      $                 -  $                 -
     -------------------------  -------------------  -------------------
     Brazil                     $            92,679  $                 -
     -------------------------  -------------------  -------------------
     Canada, Kumealon Property  $             2,036  $             1,969
     -------------------------------------------------------------------

AMORTIZATION EXPENDITURES - For the nine month period ended September 30, 2005 we recorded depreciation costs of $2,944 (fiscal 2004 - $2,737).

(2) TWELVE MONTHS ENDED DECEMBER 31, 2004 (FISCAL 2004) VERSUS TWELVE MONTHS ENDED DECEMBER 31, 2003 (FISCAL 2003)

For the year ended December 31, 2004 we recorded a loss of $223,763 or $0.01 per share, compared to a loss of $96,404 ($0.01 per share) in 2003.

GENERAL AND ADMINISTRATIVE EXPENSES - For the year ended December 31, 2004 we recorded general and administrative expenses of $163,681 versus $94,814 in
2003). The fiscal 2004 amount includes $52,563 for property search and negotiation (fiscal 2003 - $49,277), professional fees - accounting $9,831 (fiscal 2003 - $6,700) and legal $2,231 (fiscal 2003 - $0).

EXPLORATION EXPENDITURES - For the year ended December 31, 2004 we recorded exploration expenses of $60,082 compared to $1,595 in fiscal 2003.

The following is a breakdown of our exploration expenses by property:

     -----------------------------------------------------------------
             Property            Six Months Ended    Six Months Ended
                                December 31, 2004   December 31, 2003
     -------------------------  ------------------  ------------------
     Alaska, United States      $           39,113  $                -
     -------------------------  ------------------  ------------------
     Brazil                     $           19,000  $                -
     -------------------------  ------------------  ------------------
     Canada, Kumealon Property  $            1,969  $            1,595
     -----------------------------------------------------------------

AMORTIZATION EXPENDITURES - For the year ended December 31, 2004 we recorded depreciation costs of $3,666 compared to $3,092 in 2003.

CAPITAL RESOURCES AND LIQUIDITY

     At September 30, 2005 we had cash of $527,791 (2004 - $1,934) and a working capital of $456,312 (fiscal 2004 working capital deficiency - $21,354) respectively. Total liabilities as of September 30, 2005 were $110,435 (fiscal 2004 - $23,488), an increase of $86,947. During the nine month period ended September 30, 2005 we issued 13,000,000 common shares (2004 -

100,000) for cash of $650,000 (fiscal 2004 - $25,000) and issued 3,659,091
(fiscal 2004 - 0) shares to settle debts of $161,000 (fiscal 2004 - $0). During the nine month period ended September 30, 2005 investing activities consisted of additions to mineral properties $0 (fiscal 2004 - $0) and additions to fixed assets $0 (fiscal 2004 - $2,508). For the nine month period ended September 30, 2005 we recorded net loss of $80,055 ($0.00 per share), compared to a net loss of $53,807 ($0.00 per share) in 2004 and a loss of $13,290 ($0.00 per share) in 2003.

     We have sufficient working capital to (i) pay its administrative and general operating expenses through December 31, 2005 and (ii) to conduct its preliminary exploration programs. However, without cash flow from operations, it may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on its properties. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its properties, there is no assurance that any such activity will generate funds that will be available for operations. Failure to obtain such additional financing may result in a reduction of our interest in certain properties or an actual foreclosure of its interest. We have no agreements or understandings with any person as to such additional financing.

PLANS FOR THE YEARS 2005 AND 2006

     During the next 12 months we intend to raise additional funds through equity offerings and/or debt borrowing to meet its administrative/general operating expenses, conduct preliminary exploration programs on the Novo Porto, Ouro Mil and Sao Domingo properties in Brazil and the Kumealon limestone property in British Columbia Canada and examine data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in Latin America and South America. Additional employees will be hired on a consulting basis as required by the exploration projects.

     Our exploration work programs in 2005 on the Novo Porto, Ouro Mil and Sao Domingo properties in Brazil and the Kumealon limestone property in British Columbia, Canada will entail surface mapping of geology, sampling of soils on a grid basis to delineate geochemical anomalies, stream sediment sampling and geophysical surveying. The data assembled from these work programs will be used to determine whether: (i) further exploration and diamond core drilling is warranted and if so the sites for initial holes; or (ii) whether certain exploration licenses or claim blocks should be surrendered.

APPLICATION  OF  CRITICAL  ACCOUNTING  POLICIES

     The accounting policies and methods we utilize in the preparation of our consolidated financial statements determine how we report our financial condition and results of operations and may require our management to make estimates or rely on assumptions about matters that are inherently uncertain. Our accounting policies are described in note 2 to its December 31, 2004 financial statements. Our accounting policies relating to depreciation and amortization of property, plant and equipment are critical accounting policies that are subject to estimates and assumptions regarding future activities.

     See note 3(c) Significant Accounting Policies - Mineral Properties and Exploration Expenses in the notes to the Interim Financial Statements for our policy on exploration costs and expenses.

     US GAAP require us to consider at the end of each accounting period whether or not there has been an impairment of the capitalized property, plant and equipment. This assessment is based on whether factors that may indicate the need for a write-down are present. If we determine there has been an impairment, then we would be required to write-down the recorded value of its property, plant and equipment costs which would reduce our earnings and net assets.

RELATED PARTY TRANSACTIONS

     For a description of our related party transactions, see the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" section of this prospectus and the related notes to our financial statements appearing at the end of this prospectus.

OFF-BALANCE  SHEET  ARRANGEMENTS  AND  CONTRACTUAL  OBLIGATIONS

     We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in our financial statements.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and US Treasury obligations, with the effective duration of the portfolio within one year which we believe are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

NEW ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment ("Statement 123(R)"), a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Statement 123(R), which we expect to adopt in the first quarter of 2006, is generally similar to Statement 123; however, it will require all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Thus, pro forma disclosure will no longer be an alternative to financial statement recognition. We do not believe the adoption of Statement 123(R) will have a material impact on our results of operations or financial position.

                    DESCRIPTION OF OUR BUSINESS AND PROPERTY

     We conduct exploration activities from our technical office in Balcatta, WA, Australia. These offices are provided to us on a rent free, month to month basis by Klaus Eckhof, one of our directors. We also maintain an office in Vancouver, Canada for which we receive $300.00 per month. We believe that these offices are adequate for our purposes.

     Our strategy is to concentrate its investigations into: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

     We are currently concentrating our property exploration activities in Brazil and Canada. We are also examining data relating to the potential acquisition of other exploration properties in Latin America, South America and the United States.

     Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors. PLEASE REFER TO "RISK FACTORS."

     We currently have an interest in four projects located in Tapajos gold province in Para State, Brazil and one property located in British Columbia Canada. We have conducted only preliminary exploration activities to date and may discontinue such activities and dispose of the properties if further exploration work is not warranted.

          BRITISH COLUMBIA, CANADA

     In February 1999, we acquired, by staking, a high grade limestone property three (3) square kilometres (741 acres) located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, B.C. Canada. This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. The zone is estimated to contain 19 million tonnes of high-grade limestone over a strike length of 1200 meters, with an average width of 180 meters and an average height above water of 30 meters. This property has no known reserves.

     BRAZIL, SOUTH AMERICA

     On September 5, 2005, Hans Biener of SupplyConsult GbR ("SupplyConsult"), a consultant retained by us, signed a Memorandum of Understanding ("MOU") with Galdino Antonio da Silva Luz and Alvaro da Silva Souza (the "Vendors"), the title holders of certain mineral rights herein referred to as the Novo Porto property, to carry out a due diligence on the property within 90 (ninety) days of signing the MOU. By letter dated September 6, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Porto Novo MOU to us without further consideration.

     The MOU provides for a 90 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

      The Novo Porto MOU's 90 day due diligence period has expired without SupplyConsult giving notice of its intention to enter into an Option Agreement. Accordingly, at this time, we no longer have an interest in the Porto Novo property. Please refer to "Management's Discussion and Analysis or Plan of Operations - General."

     The Nova Porto project area located in the region of the Basin of Tocantins River and around some of its arms, Municipality of Itaituba, Para State, Brazil and covers an area of approximately 37,500 hectares. The MOU covers two exploration licences.

     The Tapajos Gold Province comprises an area of approximately 300km by 350km located in south westerly reaches of the state of Para. The dominant lithologies are composed of Paleoproterozoic aged volcanic and plutonic rocks and hosts gold mineralization related to two metallogenic events. The older event comprises orogenic mesothermal shear hosted lode deposits, while the younger event related to emplacement of post-orogenic alkaline granitoids as volcanic edifices and along structural corridors, is constituted by epithermal to epizonal type deposits.

     The project area lies on a dominant NW faulted contact between the Parauari Intrusive Suite and the later Maloquinha Suite, and this contact has been the focus of large-scale alluvial workings.

     Approximately 40km to the South West of the project area is the Brazauro Resources Corporation owned Tocantinzinho project. The Nova Porto project has many similarities to the large Tocantinzinho project including, immediate proximity to large-scale alluvial mining, proximity to the faulted contact of the Parauari Intrusive Suite and the later Maloquinha Suite, (as described above and which hosts many other gold deposits in the region), and both projects share a North West trend.

     On September 5, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Antonio Garcia Bernardes and Galdino Antonio da Silva Luz (the "Vendors"), the title holders of certain mineral rights herein referred to as the Santa Clara property, to carry out a due diligence on the property within 90 (ninety) days of signing the MOU. By letter dated September 6, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Santa Clara MOU to us without further consideration.

     The MOU provides for a 90 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement.

     The Santa Clara MOU's 90 day due diligence period has expired without SupplyConsult giving notice of its intention to enter into an Option Agreement. Accordingly, at this time, we no longer have an interest in the Santa Clara property. Please refer to "Management's Discussion and Analysis or Plan of Operations - General."

     The Santa Clara project is located in the region of the Basin of Crepori River and around some of its arms, in the mineral bearing grounds of Marupa II and Surubim, Municipality of Itaituba, State of Para, Brazil. The project covers an area of approximately 2,182 hectares. The MOU covers two exploration licences.

     On October 18, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Cidines da Silva Batista (the "Vendor"), the title holder of certain mineral rights herein referred to as the Ouro Mil property, to carry out a due diligence on the property within 60 (sixty) days of signing the MOU. By letter dated October 19, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Ouro Mil MOU to us without further consideration.

     The MOU provides for a 60 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement. Please refer to "Management's Discussion and Analysis or Plan of Operations - General."

     The Ouro Mil project is also located in the region of Gleba Surubim, municipality of Itaituba, Para State, Brazil. The project covers an area of approximately 10,000 hectares.

     The Ouro Mil project is situated within a north-west trending sliver of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

     On October 24, 2005, Hans Biener of SupplyConsult, a consultant retained by us, signed a MOU with Antonio Barros de Souza (the "Vendor"), the title holder of certain mineral rights herein referred to as the Sao Domingo property, to carry out a due diligence on the property within 60 (sixty) days of signing the MOU. By letter dated November 5, 2005, Hans Biener irrevocably transferred the 100 percent interest in the Sao Domingo MOU to us without further consideration.

     The MOU provides for a 60 day review period to access the gold potential of the property. If the holders of the interest in the MOU decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then SupplyConsult would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. SupplyConsult and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights. The MOU states that SupplyConsult may transfer to third parties, i.e. Aurora Gold Corporation, the mineral rights granted to it under the terms and conditions of Option Agreement, once SupplyConsult has signed the definitive Option Agreement. Please refer to "Management's Discussion and Analysis or Plan of Operations - General."

     The Sao Domingo project is also located in the region of do Sao Domingos, Municipality of Itaituba, Para State, Brazil. The Sao Domingo project covers an area of approximately 5,000 hectares.

     The Sao Domingo project is situated within the granites of the Parauari Intrusive Suite cut by E-W and a NNW-SSE trending regional faults.

     We have conducted only preliminary exploration activities on these properties. None of the foregoing properties contain any known reserves.

                                   MANAGEMENT

     The following table and text set forth the names and ages of all directors and executive officers of our company as of December 31, 2004 and (except for Mr. Jenkins) November XX, 2005. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by our company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

     As of December 6, 2005, the directors and executive officers of the company were as follows:

Name and Address          Age and Position
------------------------  ----------------
--------------------------------------------------------------------------------------------
Antonino G. Cacace        Age 59, Director since October 1995.
Crud-y-Gloyat,
Carswell Bay
Swansea Wales, U.K.

------------------------  ------------------------------------------------------------------
Klaus P Eckhof            Age 47, Director since July 5, 2005.
30 Ledgar Road, Balcatta
WA 6021, Australia

------------------------  ------------------------------------------------------------------
A. Cameron Richardson     Age 52, President and Director (May 4, 2001 to present); Secretary
2 - 238 West 4th Street,  (April 1998 to present).
North Vancouver, B.C.,
Canada V7M 1H7

--------------------------------------------------------------------------------------------

The following is a description of the employment history for each of our directors and officers for the last five years:

Antonino G. Cacace Engineer, Founder and current Managing Director of Stelax Industries in the United Kingdom. Between 1984 and 1995 he was managing director/chief executive officer of several Companies involved in development and operation of steel/bar rolling mills.

Klaus  P  Eckhof     Chief  Executive Officer of Moto Goldmines Limited (2003 to
present); Director of Moto Goldmines (May 18, 2005 to present); Self employed as a geological consultant (1994 to 2003).

A.  Cameron  Richardson     Held  accounting  positions  with  various  Canadian
resource  companies  (1981  to  1997).

     There are no family relationships between any of the directors or executive officers. No director or executive officer has been involved in legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

     During the past five years none of our directors, executive officers, promoters or control persons has been:

     (a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (b) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (c) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on information provided to the Company, it is believed that all of the Company's directors, executive officers and persons who own more than 10% of the Company's common stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the last fiscal year. During the year ended December 31, 2004, all of the Company's directors, executive officers and Company's common stock were in compliance with section 16(a) of the Exchange Act of 1934, except as follows:

DIRECTORS

     Our Board of directors consists of three members. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

     At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

COMMITTEES

     Antonino G. Cacace is the independent audit committee financial expert serving on our audit committee.

COMPENSATION  OF  DIRECTORS

     In 2004 and 2003 we incurred $0 and $0 respectively, in fees to directors. Additionally, in 2004 and 2003, we paid $60,000 and $0 respectively to David Jenkins in management fees.

STANDARD ARRANGEMENTS

     We do not pay a fee to our outside, non-officer directors. We reimburse our directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During fiscal 2004 non-officers directors did not receive any consulting fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the named executive officers for each of the registrant's last three completed fiscal year:

-----------------------------------------------------------------------------------------------------
                            ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                            ---------------------------  --------------------------------------------
                                                         AWARDS                    PAYMENTS
                                                         ------------------------  ------------------

                                                                      Securities
                                                Other                   Under-                 All
                                                Annual   Restricted      Lying                other
                                               Compen-      Stock      Options/      LTIP    Compen-
     Name And        Year   Salary   Bonuses    Sation    Award(s)       SARs      Payouts    sation
Principal Position            ($)      ($)       ($)         ($)          (#)        ($)       ($)
        (a)           (b)     (c)      (d)       (e)         (f)          (g)        (h)       (i)
-------------------  -----  -------  --------  --------  -----------  -----------  --------  --------
Cameron Richardson    2004      -0-       -0-       -0-  None         None         None           -0-
President and        -----  -------  --------  --------  -----------  -----------  --------  --------
Director              2003      -0-       -0-       -0-  None         None         None           -0-
                     -----  -------  --------  --------  -----------  -----------  --------  --------
                      2002    1,440       -0-       -0-  None         None         None           -0-
-----------------------------------------------------------------------------------------------------
David Jenkins (1)     2004   60,000       -0-       -0-  None         None         None           -0-
Director             -----  -------  --------  --------  -----------  -----------  --------  --------
                      2003      -0-       -0-       -0-  None         None         None           -0-
                     -----  -------  --------  --------  -----------  -----------  --------  --------
                      2002      -0-       -0-       -0-  None         None         None           -0-
-----------------------------------------------------------------------------------------------------

(1) Mr. Jenkins was our founder, President and Director from October 1995 to May 2001. Mr. Jenkins rejoined our Board of Directors in March 2004 and resigned on June 15, 2005.

     None of our officers or directors is a party to an employment agreement with us. During the fiscal year ending December 31, 2004 the entire board of directors acted as our compensation committee and audit committee.

OPTIONS/SAR  GRANTS  TABLE

     The following information sets forth information concerning individual grants of stock options (whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs made during the last completed fiscal year to each of the named executive officers.

We awarded no stock purchase options, or any other rights, to any of our directors or officers in 2004 or 2003.

AGGREGATED  OPTION/SAR  EXERCISES  AND  FISCAL  YEAR-END  OPTION/SAR VALUE TABLE

     We have no options issued or outstanding.

     We do not have a Long-term Incentive Plan. None of our officers or directors was party to an employment agreement with us. At no time during the last completed fiscal year did we, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 27, 2005 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of the our directors and officers; and (iii) all of our directors and officers as a group. As at November 30, 2005 there were 36,218,522 shares of common stock issued and outstanding.

-------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                                 AMOUNT AND NATURE   PERCENTAGE OF CLASS
BENEFICIAL OWNER                                   OF BENEFICIAL OWNER
-------------------------------------------------  -------------------  -------------------
Carrington International Limited                        2,919,697              8.061%
Suite 2402 Bank of America Tower
12 Harcourt Road, Hong Kong

-------------------------------------------------  -------------------  -------------------
Kastalia Ltd                                            3,500,000              9.66%
Wickhams Cay 1
Road Town, Tortola BVI

-------------------------------------------------  -------------------  -------------------

Dr Andreas Reitmeier                                    3,500,000              9.66%
Graben 27, A-1010 Eien Austria

-------------------------------------------------  -------------------  -------------------
EL &A Ltd.                                              2,296,897              6.34%
4 D Crystal Court DB
Hong Kong

-------------------------------------------------  -------------------  -------------------
Patricia Eckhof                                         2,245,000              6.20%
Rotwand Str 15, Muenchen, 81539 Germany

-------------------------------------------------  -------------------  -------------------
Manuela LBL                                             2,214,000              6.11%
Wagramer Str 4, App 2406
A-122- Wien, Austria

-------------------------------------------------  -------------------  -------------------
Boavista Securities Ltd.                                2,211,488              6.11%
PO Box 3711 STN Terminal
Vancouver, BC Canada V6B 3Z1

-------------------------------------------------  -------------------  -------------------
Brown Brothers Harriman & Co.                           1,959,556              5.41%
140 Broadway, New York, NY 10005
-------------------------------------------------  -------------------  -------------------
OFFICERS AND DIRECTORS:

-------------------------------------------------  -------------------  -------------------
Antonino G. Cacace (1)                                    8,333                  *
Crud-y-Gloyat, Carswell Bay, Swansea Wales, U.K.

-------------------------------------------------
Klaus Eckhof  (1)                                       3,500,000              9.66%
30 Ledgar Road, Balcatta, WA 6021 Australia

-------------------------------------------------  -------------------  -------------------
Cameron Richardson (1)                                      0                    *
2 - 238 West 4th Street,
North Vancouver, B.C., Canada V6E 4K2
-------------------------------------------------------------------------------------------


                                      -30-

-------------------------------------------------------------------------------------------
Officers and Directors (3 persons)                      3,508,333              9.69%

-------------------------------------------------------------------------------------------

1.  Officer  and/or  director
*   Less  than  1%.

CHANGES  IN  CONTROL

     There were no arrangements during the last completed fiscal year or subsequent period to September 30, 2005 which would result in a change in control. We do not believe that the offer and sale by us of an aggregate of 13,000,000 shares in July of 2005, to six unrelated investors, and one affiliated shareholder (Klaus Eckhof, one of our directors and a named Selling Stockholder) resulted in a change of control.

     No securities were authorized for issuance under equity compensation plans.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. There have been no transactions during the last two years, or proposed transactions, to which we were or are a party, in which any of the directors or executive officers had or is to have a direct or indirect material interest.

     Certain of our directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

     In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described herein.

     There have been no transactions or proposed transactions with officers and directors during the last two years to which we are a party except as follows:

     In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000. The shares were issued to David Jenkins, a director who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In July 2005 Klaus Eckhof, one of our directors and a named Selling Stockholders, purchased 3,500,000 shares at $0.05 per share.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the Selling Stockholders. Neither the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us. Unless otherwise indicated, the percentage of outstanding shares beneficially owned is based on 36,218,522 shares issued and outstanding at December 12, 2005. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name.

---------------------------------------------------------------------------------------------------
                                                     Percentage of                   Percentage of
                                     No. of Shares     Issued and     No. of Shares    Issued and
                                     Beneficially     Outstanding      To Be Sold     Outstanding
Name and Address of Selling           Owned Prior     Shares Prior       in This         Shares
Stockholder                             to the      To the Offering     Offering      Owned After
                                       Offering                            (1)        the Offering
-----------------------------------  -------------  ----------------  -------------  --------------
Klaus Eckhof                             3,500,000             9.66%      3,500,000              0%
30 Ledgar Road
Balcatta, WA 6021 Australia (2)
-----------------------------------  -------------  ----------------  -------------  --------------
Carrington International Ltd.            2,919,697             8.06%      1,500,000           3.92%
Suite 2402, Bank of America Tower
12 Harcourt Road, Hong Kong (3)

-----------------------------------  -------------  ----------------  -------------  --------------
Kastalia Ltd.                            3,500,000             9.66%      3,500,000              0%
Wickhams Cay 1, Road Town, Tortola,
British Virgin Islands (4)

-----------------------------------  -------------  ----------------  -------------  --------------
Dr. Andreas Reitmeier                    3,500,000             9.66%      1,750,000           4.83%
Graben 27, A-1010 Eien, Austria

-----------------------------------  -------------  ----------------  -------------  --------------
Manuela LBL                              2,214,000             6.11%      1,750,000           1.28%
Wagramer Str. 4, App 2406
A-1220 Wien, Austria

-----------------------------------  -------------  ----------------  -------------  --------------
Eva Schachner                              500,000             1.38%        500,000              0%
Biberstrasse 3, App 10
A-1010 Wien, Austria

-----------------------------------  -------------  ----------------  -------------  --------------
Daniel Garthe                              500,000             1.38%        500,000              0%
Hahnhofer Str. 36
D-67459 Bohl-Iggelheim, Germany

---------------------------------------------------------------------------------------------------

(1)  Shares acquired in the July 13, 2005 private placement.
(2)  Mr. Eckhof has been a director of the company since July 5, 2005.
(3) Dr. Georg H Schnura, Schloss Enzesfeld, A-2551 Enzesfeld, Austria, is the 100% beneficial owner of Carrington International Ltd.
(4) Alexander Kleimionov, Ul. Demiana Bednovo 17, corp. 3, ap. 10 Moscow, Russia is the 100% beneficial owner of Kastalia Ltd. is

     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 30, 2005.

     Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.


                              PLAN OF DISTRIBUTION

     We are registering the securities covered by this prospectus on behalf of the Selling Stockholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The Selling Stockholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The Selling Stockholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The Selling Stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

     The Selling Stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Selling Stockholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because  each  of  Selling Stockholders   may  be  deemed  to  be  an
"underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements of the Securities Act.

     We have informed the Selling Stockholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 will apply to its sales in the market, and we have informed the other Selling Stockholders that these anti-manipulation rules may apply to their sales in the market. We have provided all of the Selling Stockholders with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares of our common stock in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act 0f 1934, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     The Selling Stockholders also may resell all, or a portion, of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     The Selling Stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

                        DESCRIPTION OF OUR CAPITAL STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share. As of December 12, 2005 we had 36,218,522 shares of common stock outstanding.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

DIVIDENDS

     We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

REGISTRATION RIGHTS

     In connection with the private placement concluded in July of 2005, we granted the purchasers of the stock registration rights. The registration statement, of which the prospectus is part, was filed in order to fulfill our obligations to those purchasers.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     On December 12, 2005 we had outstanding 36,218,522 shares of common stock. Of these shares, approximately 9,618,854 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 23,344,579 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144). As at December 12, 2005, 24,354,971 shares were held by persons who may be deemed our affiliates and may only be sold publicly pursuant to Rule 144.

     In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Sierchio Greco & Greco, LLP.

                                     EXPERTS

     Our financial statements at December 31, 2004, and for each of the two years in the period ending December 31, 2004 appearing in this prospectus and registration statement have been audited by Moore Stephens Ellis Foster Ltd., independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the U.S. Securities & Exchange Commission on forms 8-K, 10-QSB and 10-KSB. We have filed with the U.S. Securities & Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the U.S. Securities & Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S. Securities & Exchange Commission at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

     For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                             Aurora Gold Corporation

                          Index to Financial Statements


                                                                     Page
                                                                     ----
INDEX TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2005 (UNAUDITED)

Balance Sheets                                                       F-3
September 30, 2005 and December 31, 2004 (audited)

Statements of Operations                                             F-4
Nine-months Ended September 30, 2005

Statements of Cash Flows                                             F-5
Nine-months Ended September 30, 2005

Notes to Financial Statements                                        F-6


INDEX TO FINANCIAL STATEMENTS - DECEMBER 31, 2004 (AUDITED)

Report of Independent Registered Public Accounting Firm              F-11

Balance Sheets                                                       F-12
Years Ended December 31, 2004 and 2003

Statements of Stockholders' Equity (Deficiency)                      F-13
Years Ended December 31, 2004 and 2003

Statements of Operations                                             F-14
Years Ended December 31, 2004 and 2003

Statements of Cash Flows                                             F-15
Years Ended December 31, 2004 and 2003

Notes to Financial Statements                                        F-16
Years Ended December 31, 2004 and 2003


                                      F 1

AURORA  GOLD  CORPORATION
(An  exploration  stage  enterprise)
Financial  Statements
(EXPRESSED  IN  U.S.  DOLLARS)
September  30,  2005  and  2004


INDEX
-----

Balance  Sheets

Statements  of  Operations

Statements  of  Cash  Flows

Notes  to  Financial  Statements


                                      F 2

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Balance Sheets
September 30, 2005 and December 31, 2004 (audited)
(Expressed in U.S. Dollars)                                      September 30    December 31
(Unaudited)                                                              2005           2004
---------------------------------------------------------------------------------------------

ASSETS
Current assets
  Cash                                                          $     527,791   $      1,275
  Accounts receivables                                                127,712            200
---------------------------------------------------------------------------------------------
Total current assets                                                  566,747          1,475

Equipment                                                                 993          3,937
---------------------------------------------------------------------------------------------
Total assets                                                    $     656,496   $      5,412
=============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
  Accounts payable and accrued liabilities                      $     110,435   $     29,354
  Accounts payable - related party                                          -        121,942
  Loan payable - related party                                              -         39,000
---------------------------------------------------------------------------------------------
Total liabilities                                                     110,435        190,296
---------------------------------------------------------------------------------------------

Stockholders' Equity (Deficiency)
Share capital
  Authorized:
    50,000,000 common shares, with par value $0.001each
  Issued:
    36,193,522 (December 31, 2004 - 19,534,431) common shares          36,193         19,534
Additional paid-in capital                                          4,580,662      3,786,321
Accumulated (deficit)                                              (4,070,794)    (3,990,739)
---------------------------------------------------------------------------------------------
Stockholders' equity (deficiency)                                     546,061       (184,884)
---------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity (deficiency)         $     656,496   $      5,412
=============================================================================================

The accompanying notes are an integral part of these financial statements


                                      F 3

AURORA GOLD CORPORATION
(An exploration stage enterprise)                Cumulative
Statements of Operations                         October 10
(Expressed in U.S. Dollars)                            1995
(Unaudited)                                     (inception)    Three months    Three months     Nine months     Nine months
                                               to September           Ended           Ended           Ended           Ended
                                                         30    September 30    September 30    September 30    September 30
                                                       2005            2005            2004            2005            2004
---------------------------------------------------------------------------------------------------------------------------
General and administrative expenses
  Administrative and general                 $     705,432   $       3,691   $         202   $      13,366   $      12,604
  Depreciation and amortization                     53,960             771             930           2,944           2,737
  Imputed interest on loan payable -
    related party                                    1,560               -               -               -               -
  Interest, bank charges and
    foreign exchange loss (gain)                    43,774             723              33             667             586
  Professional fees - accounting and legal         371,100           4,186           3,355           5,303           5,310
  Property search and negotiation                  190,441           1,137          17,219           5,040          30,601
  Salaries and consulting fees                     944,776             679               -          30,679               -
---------------------------------------------------------------------------------------------------------------------------

                                                 2,311,043          11,187          21,739          57,999          51,838

Exploration expenses                             1,557,171          92,679               -          94,715           1,969

Write-off of mineral property costs                172,981               -               -               -               -
---------------------------------------------------------------------------------------------------------------------------

                                                 4,041,195         103,866          21,739         152,714          53,807
---------------------------------------------------------------------------------------------------------------------------
Other income (loss)
  Gain on disposition of subsidiary                216,474               -               -               -               -
  Interest income                                   22,353               -               -               -               -
  Finders fees                                      80,928          17,338               -          80,928               -
  (Loss) on sale of investments                    (32,756)              -               -          (8,269)              -
  Operating (loss) of Spun-off operations         (316,598)              -               -               -               -
---------------------------------------------------------------------------------------------------------------------------

                                                   (29,599)         17,338               -          72,659               -
---------------------------------------------------------------------------------------------------------------------------

Net (loss) for the period                       (4,070,794)        (86,528)        (21,739)        (80,055)        (53,807)
===========================================================================================================================
Earnings (loss) per share
  - basic and diluted                                        $       (0.00)  $       (0.00)  $       (0.00)  $       (0.00)
===========================================================================================================================
Weighted average number of
    common shares outstanding
    - basic and diluted                                         24,222,432      19,523,808      24,222,432      19,523,808
===========================================================================================================================

The accompanying notes are an integral part of these financial statements


                                      F 4

AURORA GOLD CORPORATION
(An exploration stage enterprise)
                                                                      Cumulative
Statements of Cash Flows                                              October 10     Nine Months     Nine Months
(Expressed in U.S. Dollars)                                     1995 (inception)           Ended           Ended
(Unaudited)                                                      to September 30    September 30    September 30
                                                                            2005            2005            2004
-----------------------------------------------------------------------------------------------------------------
Cash flows from (used in) operating activities
  Net income (loss) for the period                              $     (4,070,794)  $     (80,055)  $     (53,807)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      -depreciation and amortization                                      53,960           2,944           2,737
      -compensation on stock options                                     720,500               -               -
      -expenses satisfied with common stock                              690,292         161,000               -
      -imputed interest on loan payable - related party                    1,560               -               -
      -write-off of mineral property costs                               172,981               -               -
      -adjustment for spin-off of Aurora Metals (BVI) Limited            316,498               -               -
      -realized (gain) loss on sale of marketable securities              32,756           8,269               -
Changes in assets and liabilities:
    -(increase) decrease in available-for-sale securities                (57,635)        (57,635)              -
    -(increase) decrease in receivables                                 (334,690)       (127,512)          1,996
    -increase (decrease) in accounts payable                             528,592         (40,861)         15,689
-----------------------------------------------------------------------------------------------------------------
Net cash flow used in operating activities                            (1,945,980)       (133,850)        (33,385)
-----------------------------------------------------------------------------------------------------------------

Cash flows from (used in) investing activities
  Purchase of equipment                                                  (57,891)              -          (2,508)
  Proceeds on disposal of equipment                                       14,449               -               -
  Proceeds from disposition of marketable securities                      49,366          49,366               -
  Acquisition of mineral property costs                                 (172,981)              -               -
  Payment for incorporation cost                                         (11,511)              -               -
-----------------------------------------------------------------------------------------------------------------
Net cash flow used in investing activities                              (178,568)         49,366          (2,508)
-----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
  Proceeds from issuance of common stock
    less issuance costs                                                2,652,339         650,000               -
  Loan proceeds (repayments) from related party                                -         (39,000)         22,500
-----------------------------------------------------------------------------------------------------------------
Net cash flow provided by financing activities                         2,652,339         611,000          22,500
-----------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                         527,791         526,516         (13,393)
Cash and cash equivalents, beginning of period                                 -           1,275          15,327
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                        $        527,791   $     527,791   $       1,934
=================================================================================================================

The accompanying notes are an integral part of these financial statements


                                      F 5

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------

1.   Nature of Business and Continuance of Operations

     The Company was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

     These unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred recurring operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   Basis  of  Presentation

     The accompanying unaudited interim condensed financial statements have been prepared in United States dollars and in accordance with US GAAP for interim financial information and with the instructions for Form 10-QSB and
     Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and disclosures required by US GAAP for annual financial statements. The accounting policies used in the preparation of the accompanying unaudited interim financial statements are the same as those described in our audited financial statements and notes thereto for the year ended December 31, 2004. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the results for the periods presented have been reflected in these financial statements. These unaudited interim financial statements should be read in conjunction with the audited annual financial statements and the notes thereto for the year ended December 31, 2004. Operating results for the three month and nine month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

     The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.


                                      F 6

3.   Significant  Accounting  Policies

     (a)  Accounting  Estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (b)  Equipment

     Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Fixed assets are recorded at cost. Depreciation is provided over the following useful lives:

               Computer equipment                    2 years
               Telecommunication equipment           5 years
               Office equipment                      5 years

     (c)  Mineral Properties and Exploration Expenses

     Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at September 30, 2005 and December 31, 2004, the Company did not have proven reserves.

     Costs of initial acquisition of mineral rights and concessions are capitalized until the properties are abandoned or the right expires.

     Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

     Costs related to site restoration programs are accrued over the life of the project.

     (d)  Stock-Based  Compensation

     The Company has adopted the fair value method of accounting for stock-based compensation as recommended by the Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation.

     The  Company  did  not  grant  any  stock  options  during  the  period.

     (e)  Advertising  Expenses

     The Company expenses advertising costs as incurred. The Company did not incur any advertising expenses for the nine months ended September 30, 2005 and the year ended December 31, 2004.


                                      F 7

     (f)  Long-Lived  Assets  Impairment

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

     (g)  Accounting  for  Derivative  Instruments  and  Hedging  Activities

     The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of
     (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

     Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     (h)  Income  Taxes

     The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (i)  Loss  Per  Share

     Earnings (loss) per share is computed using the weighted average number of shares outstanding during the year. The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. Diluted loss per share is equivalent to basic loss per share because there is no potential dilutive securities.


                                      F 8

4.   Fixed Assets

     -----------------------------------------------------------------------------
                                                 September 30         December 31
                                                     2005                2004
     -----------------------------------------------------------------------------
     Computer equipment                         $       2,508   $           2,508
     Telecommunication equipment                        1,875               1,875
     Office equipment                                  13,583              13,583
     -----------------------------------------------------------------------------
                                                       17,966              17,966
     Accumulated depreciation and amortization        (16,973)            (14,029)
     -----------------------------------------------------------------------------
                                                $         993   $           3,937
     =============================================================================

5.   Common shares outstanding

     As at September 30, 2005, the Corporation's authorized capital stock consists of 50,000,000 common shares with a par value of $0.001 per share. There were 36,193,522 common shares issued and outstanding at September 30, 2005 (December 31, 2004 - 19,534,431).

6.   Stock Options Outstanding

     At September 30, 2005 and December 31, 2004 the Company had no options outstanding.

7.   Related Party Transactions

     Related party transactions not disclosed elsewhere in these financial statements include:

     During the nine month period ended September 30, 2005, salaries and consulting fees of $30,679 (2004 - $0) were paid or are payable to directors.

     Except as otherwise noted, these transactions are recorded at the exchange amount, being the value established and agreed to by the related parties.

8.   Reclassifications

Certain reclassifications of prior-year balances have been made to conform to current year classifications.


                                      F 9

AURORA  GOLD  CORPORATION
(An  exploration  stage  enterprise)
Financial  Statements
(EXPRESSED  IN  U.S.  DOLLARS)
December  31,  2004  and  2003


INDEX
-----

Report  of  Independent  Registered  Public  Accounting  Firm

Balance  Sheets

Statements  of  Stockholders'  Equity  (Deficiency)

Statements  of  Operations

Statements  of  Cash  Flows

Notes  to  Financial  Statements


                                      F 10

MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada   V6J 1G1
Telephone: (604) 737-8117   Facsimile: (604) 714-5916
Website:   www.ellisfoster.com
           -------------------

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS

AURORA  GOLD  CORPORATION
(An  exploration  stage  enterprise)


We have audited the balance sheets of AURORA GOLD CORPORATION (An exploration stage enterprise) ("the Company") as at December 31, 2004 and 2003, the statements of stockholders' equity (deficiency) for the years ended December 31, 2004 and 2003, and the statements of operations and cash flows for the years ended December 31, 2004 and 2003 and from October 10, 1995 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and from October 10, 1995 (inception) to December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver,  Canada                      "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
March  15,  2005
                                                Chartered  Accountants

--------------------------------------------------------------------------------
MSEF A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
     -     members in principal cities throughout the world


                                      F 11

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Balance Sheets
December 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------
                                                                       2004          2003
---------------------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash                                                             $     1,275   $    15,327
  Receivables                                                              200         2,196
---------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                     1,475        17,523

MINERAL PROPERTIES (Note 3)                                                  -             -

EQUIPMENT (Note 4)                                                       3,937         5,095
---------------------------------------------------------------------------------------------

TOTAL ASSETS                                                       $     5,412   $    22,618
=============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                         $    29,354   $     7,799
  Accounts payable - related party (Note 6)                            121,942             -
  Loan payable - related party (Note 6)                                 39,000             -
---------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                      190,296         7,799
---------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
  Authorized:
    50,000,000 common shares, with par value of $0.001 per share
  Issued:
    19,534,431 (2003 - 19,434,431) common shares                        19,534        19,434

ADDITIONAL PAID-IN CAPITAL                                           3,786,321     3,762,361

ACCUMULATED (DEFICIT)                                               (3,990,739)   (3,766,976)
---------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (184,884)       14,819
---------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)            $     5,412   $    22,618
=============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F 12

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Stockholders' Equity (Deficiency)
Years Ended December 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------
                                                      Common Stock     Additional     Compre-
                                                 -------------------      Paid-in     hensive
                                                     Shares   Amount      capital      (loss)
---------------------------------------------------------------------------------------------
BALANCE, December 31, 2002                       16,581,981  $16,582  $ 3,622,655

Issuance of common stock for
 - settlement of indebtedness                     2,752,450    2,752      114,806          -

 - for cash in December 2003
   at $0.25 per share                               100,000      100       24,900          -

Net (loss) for the period                                 -        -            -    (96,404)
---------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                         $ (96,404)

BALANCE, December 31, 2003                       19,434,431   19,434  $ 3,762,361

Issuance of common stock for
 - for cash in January 2004
   at $0.25 per share,
   less issuance costs                              100,000      100       22,400          -

Imputed interest                                          -        -        1,560          -

Net (loss) for the period                                 -        -            -   (223,763)
---------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                         $(223,763)
BALANCE, December 31, 2004                       19,534,431  $19,534  $ 3,786,321
=============================================================================================



AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Stockholders' Equity (Deficiency)
Years Ended December 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------
                                                                                         Total
                                                                    Accumulated         stock-
                                                                          other       holders'
                                                   Accumulated    comprehensive         equity
                                                  (deficiency)    income (loss)   (deficiency)
----------------------------------------------------------------------------------------------
BALANCE, December 31, 2002                       $ (3,670,572)  $             -  $    (31,335)

Issuance of common stock for
 - settlement of indebtedness                               -                 -       117,558

 - for cash in December 2003
   at $0.25 per share                                       -                 -        25,000

Net (loss) for the period                             (96,404)                -       (96,404)
----------------------------------------------------------------------------------------------
Total comprehensive (loss)

                                                                                            -
BALANCE, December 31, 2003                       $ (3,766,976)  $             -  $     14,819

Issuance of common stock for
 - for cash in January 2004
   at $0.25 per share,
   less issuance costs                                      -                 -        22,500

Imputed interest                                            -                 -         1,560

Net (loss) for the period                            (223,763)                -      (223,763)
----------------------------------------------------------------------------------------------
Total comprehensive (loss)
BALANCE, December 31, 2004                       $ (3,990,739)  $             -  $   (184,884)
==============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F 13

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Operations
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------
                                                           Cumulative
                                                           October 10           Year            Year
                                                     1995 (inception)          Ended           Ended
                                                       to December 31    December 31     December 31
                                                                 2004           2004            2003
----------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Administrative and general                         $        692,066   $     32,979   $     36,422
  Depreciation and amortization                                51,016          3,666          3,092
  Imputed interest on loan payable - related party              1,560          1,560              -
  Interest, bank charges and
    foreign exchange loss (gain)                               43,107            851           (677)
  Professional fees - accounting and legal                    365,797         12,062          6,700
  Property search and negotiation                             185,401         52,563         49,277
  Salaries and consulting fees                                914,097         60,000              -
----------------------------------------------------------------------------------------------------

                                                            2,253,044        163,681         94,814

EXPLORATION EXPENSES                                        1,462,456         60,082          1,595

WRITE-OFF OF MINERAL PROPERTY COSTS                           172,981              -              -
----------------------------------------------------------------------------------------------------

                                                            3,888,481        223,763         96,409
----------------------------------------------------------------------------------------------------

OTHER INCOME (LOSS)
  Gain on disposition of subsidiary                           216,474              -              -
  Interest income                                              22,353              -              5
  (Loss) on sale of investments                               (24,487)             -              -
 Operating (loss) of Spun-off operations                     (316,598)             -              -
----------------------------------------------------------------------------------------------------

                                                             (102,258)             -              5
----------------------------------------------------------------------------------------------------

NET (LOSS) FOR THE PERIOD                            $     (3,990,739)  $   (223,763)  $    (96,404)
====================================================================================================

EARNINGS (LOSS) PER SHARE
 - basic and diluted                                                    $      (0.01)  $      (0.01)
====================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                                     19,526,486     17,861,583
====================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F 14

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------------------
                                                              Cumulative
                                                              October 10           Year            Year
                                                        1995 (inception)          Ended           Ended
                                                          to December 31    December 31     December 31
                                                                    2004           2004            2003
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN)
  OPERATING ACTIVITIES
  Net (loss) for the period                             $     (3,990,739)  $   (223,763)  $    (96,404)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    - depreciation and amortization                               51,016          3,666          3,092
    - compensation on stock options                              720,500              -              -
    - expenses satisfied with common stocks                      497,300              -         80,222
    - imputed interest on loan payable - relate party              1,560          1,560              -
    - write-off of mineral property costs                        172,981              -              -
    - adjustment for spin-off of Aurora Metals
        (BVI) Limited                                            316,498              -              -
    - loss on sale of investments (Note 3)                        24,487              -              -
  Changes in assets and liabilities:
    - (increase) in receivables                                 (207,178)         1,996           (345)
    - increase in accounts payable                               569,453        143,497          2,775
-------------------------------------------------------------------------------------------------------

NET CASH FLOW USED IN OPERATING ACTIVITIES                    (1,844,122)       (73,044)       (10,660)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN)
  INVESTING ACTIVITIES
  Purchase of equipment                                          (57,891)        (2,508)             -
  Proceeds on disposal of equipment                               14,449              -              -
  Acquisition of mineral property costs                         (172,981)             -              -
  Payment for incorporation cost                                 (11,511)             -              -
-------------------------------------------------------------------------------------------------------

NET CASH FLOW USED IN INVESTING ACTIVITIES                      (227,934)        (2,508)             -
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock,
    less issuance costs                                        2,002,339         22,500         25,000
  Loan proceeds from related party                                39,000         39,000              -
  Loan proceeds                                                   31,992              -              -
-------------------------------------------------------------------------------------------------------

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                 2,073,331         61,500         25,000
-------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                 1,275        (14,052)        14,340

CASH AND CASH EQUIVALENTS,
  beginning of period                                                  -         15,327            987
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  end of period                                         $          1,275   $      1,275   $     15,327
=======================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid in cash                                                    $          -   $          -
  Income taxes paid in cash                                                $          -   $          -
=======================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F 15

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)


NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

1.   NATURE  OF  BUSINESS  AND  CONTINUANCE  OF  OPERATIONS

     The Company was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The Company has incurred recurring operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  Accounting

          These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

     (b)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents as at December 31, 2004 and 2003.


                                      F 16

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

2.   SIGNIFICANT ACCOUNTING POLICIES   (continued)

     (d)  Equipment

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Equipment is recorded at cost. Depreciation is provided over the following useful lives:

               Computer  equipment                 2  years
               Office  equipment                   5  years
               Telecommunication  equipment        5  years

     (e)  Stock-Based  Compensation

          The Company has adopted the fair value method of accounting for stock-based compensation as recommended by the Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation.

     (f)  Advertising  Expenses

          The Company expenses advertising costs as incurred. The Company did not incur any advertising expenses for the years ended December 31, 2004 and 2003.

     (g)  Foreign  Currency  Transactions

          The Company is located and operates outside of the United States of America. It maintains its accounting records in U.S. dollars, as follows:

          At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into U.S. dollars by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (h)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. The Company rarely maintains balances in a financial institution beyond the insured amount. As of December 31, 2004 and 2003, the Company has no deposit in a bank beyond insured limits.


                                      F 17

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (i)  Long-Lived  Assets  Impairment

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

     (j)  Fair  Value  of  Financial  Instruments

          Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

          The carrying value of cash, receivables, accounts payable and accrued liabilities, accounts payable - related party, and loan payable - related party approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

          The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

     (k)  Intangible  Assets

          The Company adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142) Goodwill and Other Intangible Assets which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over its useful life or its estimated useful life.

          The Company does not have any goodwill or intangible assets with indefinite or definite life.


                                      F 18

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

2.   SIGNIFICANT ACCOUNTING POLICIES   (continued)

     (l)  Accounting  for  Derivative  Instruments  and  Hedging  Activities

          The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

          Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     (m)  Income  Taxes

          The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (n)  Earnings  (Loss)  Per  Share

          Earnings (loss) per share is computed using the weighted average number of shares outstanding during the year. The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. Diluted loss per share is equivalent to basic loss per share because there is no potential dilutive securities.


                                      F 19

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

2.   SIGNIFICANT ACCOUNTING POLICIES   (continued)

     (o)  Comprehensive  Income

          The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

     (p)  New  Accounting  Pronouncements

          In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on the Company's financial statements.

          In  December  2004,  the  FASB  issued  SFAS  No.  153,  Exchanges  of
          Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's financial statements.


                                      F 20

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

2.   SIGNIFICANT ACCOUNTING POLICIES   (continued)

     (p)  New  Accounting  Pronouncements   (continued)

          In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of FASB No. 123(R), will not have a material impact on the Company's financial statements.

3.   MINERAL  PROPERTIES  AND  EXPLORATION  EXPENSES

     BRITISH  COLUMBIA,  CANADA  -  KUMEALON  PROPERTY

     In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada. A finder's fee of 25,000 shares of common stock was paid in connection with these claims.

     In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency. These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Therefore, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-live Assets and for Long-lived Assets to be Disposed of", the Company wrote off the capitalized acquisition cost of $23,630 to operations.

     The  Company's  interest  in  this  property  is  still  in  good standing.

     ALASKA,  USA  -  GUNSITE,  LUCKY  SHOT,  ZACKLY  PROPERTIES

     On September 10, 2004, the Company entered into three (3) Binding Letters of Intent ("Letters") whereby the Company was granted options to purchase an interest in three mineral exploration properties located in the State of Alaska. The three mineral exploration properties are the Lucky Shot Property (60% working interest) in the Palmer Recording District, State of Alaska, the Gunsite Property (70% working interest) in the Talkeetna Recording District, State of Alaska and the Zackly Property (70% working interest) in the Talkeetna Recording District, State of Alaska. Upon signing of the Letters, the Company made a cash payment of $5,000 per property (total of $15,000) in accordance with the terms of the Letters.

     In March 2005, the Company decided to terminate all three Letters of Intent.


                                      F 21

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

4.   EQUIPMENT

     -------------------------------------------------
                                    2004       2003
     -------------------------------------------------

     Computer equipment           $ 17,633   $ 15,125
     Office equipment               13,583     13,583
     Telecommunication equipment     1,875      1,875
     -------------------------------------------------
                                    33,091     30,583
     Accumulated depreciation      (29,154)   (25,488)
     -------------------------------------------------
                                  $  3,937   $  5,095
     =================================================

5.   STOCK  OPTIONS

     In 1997, the Company's Board of Director approved a stock options plan ("the Plan") to offer an inducement to obtain services of key employees, directors and consultants of the Company. The maximum number of shares issuable under the Plan in any calendar year shall be an amount equal to 15% of the issued and outstanding common stock on January 1 of each year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the company's capital stock on the date of grant). The exercise price of a non-qualified stock option must not be less than the par value of a share of the common stock on the date of the grant. The term of an incentive or non-qualified stock option is not to exceed five years.

     There  were no stock options granted during the fiscal years 2004 and 2003.

6.   RELATED  PARTY  TRANSACTIONS

     Related party transactions not disclosed elsewhere in these financial statements:

     (a) During the fiscal year 2004, salaries and consulting fees of $60,000 (2003 - Nil) were paid to a director. This transaction was recorded at the exchange amount, being the value established and agreed to by the related parties. As at December 31, 2004, the amount is included in Accounts payable - related party.

     (b) Included in accounts payable - related party as at December 31, 2004 is an amount payable to a director of the Company for various expenses incurred on behalf of the Company.

     (c) Loan payable as at December 31, 2004 of $39,000 is payable to a director of the Company. The amount is non-interest bearing, unsecured and has no stated terms of repayment. The Company recorded imputed interest of $1,560 (2003 - $nil) at an interest rate of 4% per annum.


                                      F 22

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

7.   NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES

     In fiscal year 2003, the Company issued 746,750 shares of common stock for settlement of $37,336 of debt incurred in 2002 and 2,005,700 shares for payment of $80,222 of expenses incurred in 2003.

8.   INCOME  TAXES

     (a)  The  Company  has  net  losses for tax purposes totaling approximately
          $2,921,000 which may be applied against future taxable income. Accordingly, there is no tax expense for the years ended December 31, 2004 and 2003. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

     The  right  to  claim  these  losses  expires  as  follows:

                         --------------------------
                         2011            $  231,000
                         2012               564,000
                         2018               331,000
                         2019               795,000
                         2020               550,000
                         2022               138,000
                         2023                90,000
                         2024               222,000
                         --------------------------
                                         $2,921,000
                         ==========================


     (b) The tax effects of temporary difference that give rise to the Company's deferred tax asset are as follows:

          ----------------------------------------------
                                      2004        2003
          ----------------------------------------------

          Tax loss carryforwards  $ 993,000   $ 917,000
          Valuation allowance      (993,000)   (917,000)
          ----------------------------------------------
                                  $       -   $       -
          ==============================================


                                      F 23

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

9.   SUBSEQUENT  EVENTS

     (a) In March 2005, the Company signed an agreement ("Matupa Agreement") with CCO Mineracao Ltda. ("CCO") of Belo Horizonte, Minas Gerais, Brazil to purchase a 100% interest in the Matupa Gold Project located in northern Mato Grosso State, Brazil. The Matupa Agreement also covers surface rights access for both exploration and mining activity. The Matupa Agreement calls for the Company to pay CCO a total of US$3,350,000 over a five and one-half year period. The Matupa Agreement also covers surface rights access for both exploration and mining activity.

          In accordance with the Matupa Agreement, the Company is required to pay CCO:

            i. US  $20,000  on  signing;
           ii. an additional US $50,000 on the four month anniversary of the Matupa Agreement;
          iii. an additional US $80,000 on the nine month anniversary of the Matupa Agreement;
           iv. an additional US $150,000 on the eighteen month anniversary of the Matupa Agreement; and
            v. additional  escalating  annual  payments  until  the  final  US
               $1,300,000 payment is made on the sixty-sixth month anniversary of the Matupa Agreement.

          On completion of the payment schedule, CCO is entitled to a minimum advance royalty payments of US $240,000 per year. CCO will receive a 2.25% net smelter return royalty when the property is in production. The Matupa Agreement can be terminated at any time after a 30-day notice is given.

     (b) In March 2005, The Company signed a Right of First Refusal Agreement ("RFR Agreement") with Neuer Kapital Corp. ("Neuer") whereby the Company has granted to Neuer a 60-day First Right of Refusal to purchase all of the Company's interest in the Matupa Gold Project.

          In accordance with the RFR Agreement, upon approval of the Agreement by the TSX Venture Exchange and no later than 10 days after providing Aurora with the RFR Exercise Notice, Neuer is required to:

            i. pay  the  Company  US  $50,000;
           ii. issue  to  the  Company  150,000  common  shares  of  Neuer;
          iii. pay to the Company up to US $20,000 of the direct out-of-pocket costs incurred by the Company in connection with the Matupa Agreement;
           iv. pay to the Company all other payments paid by the Company to CCO up to the Closing Date in connection with the Matupa Agreement.


                                      F 24

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)

9.   SUBSEQUENT EVENTS (continued)

          On the Closing Date, the Company will assign all of its rights, title and interest in and to the Matupa Agreement to Neuer. Within six months following the Closing Date, Neuer has agreed to pay to Aurora Gold an additional US $50,000 and issue an additional 150,000 common shares of Neuer.

     The Company will pay a finders fee with respect to the CCO/Aurora Matupa Agreement to a private United Kingdom citizen.

     See  Note  3.

10.  CUMULATIVE  FIGURES

     Certain 2003 cumulative figures have been reclassified to conform with the financial statement presentation adopted for 2004.


                                      F 25

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

     U.S. Securities & Exchange Commission
     Registration Fee                       $   946
     -------------------------------------  -------
     Accounting Fees and Expenses           $ 2,500
     -------------------------------------  -------
     Legal Fees and Expenses                $25,000
     -------------------------------------  -------
     Transfer Agent Fees                    $   500
     -------------------------------------  -------
     Miscellaneous Expenses                 $ 6,054
     -------------------------------------  -------
     TOTAL                                  $35,000
     -------------------------------------  -------


                                      II 1

The foregoing amounts are only estimates, actual expenditures may be more or less.

ITEM 26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

     During Fiscal 2002, 3,708,038 common shares were issued at prices ranging from $0.05 to $0.15 per share to settle debts of $355,200. The shares were issued to a director, David Jenkins, and a corporation controlled by David Jenkins, both of whom reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     During Fiscal 2003, 2,752,450 common shares were issued at prices ranging from $0.04 to $0.05 per share to settle debts of $117,558. The shares were issued to a director, David Jenkins, who resides outside the United States (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In December 2003, 100,000 common shares were issued at $0.25 per share for cash proceeds of $25,000. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In January 2004, 100,000 common shares were issued at $0.25 per share for cash proceeds of $25,000. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000. The shares were issued to a director, David Jenkins, who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In June 2005, 25,000 common shares were issued at $0.06 per share to settle debts of $1,500. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In July 2005, 13,000,000 common shares were issued at $0.05 per share for cash proceeds of $650,000. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). Mr. Thomas Eckhof, one of our directors and a Selling Stockholder, purchased 3,500,000 shares.


                                      II 2

ITEM  27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto:

EXHIBIT   DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER

3.1.1 Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.1.2 Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.1.3 Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.2.1 By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.2.2 Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

5.1 Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered

10.1.1 Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation. *

10.1.2 Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation. *

10.2.1 Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation. *

10.2.2    Novo Porto Memorandum of Understanding. *

10.2.3. Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English. *

10.2.4    Santa Clara Memorandum of Understanding. *

10.2.5 Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English. *

10.3.1 Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation. *

10.3.2    Ouro Mil Memorandum of Understanding. *


                                      II 3

10.3.3 Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English. *

10.4.1 Assignment of Sao Domingo Memorandum of Understanding to Aurora Gold Corporation. *

10.4.2    Sao Domingo Memorandum of Understanding. *

10.4.3 Declaration of Translator for translation of Sao Domingo Memorandum of Understanding from Portuguese to English. *

23.1      Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)

23.2      Consent of Moore Stephens Ellis Foster LLP

* Previously filed



ITEM  28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      II 4

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II 5

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the January 25, 2006.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

---------------------------------------------------------------------
Name                               Title                 Date
---------------------------------------------------------------------
/S/ "CAMERON RICHARDSON" Director and Principal January 25, 2006 --------------------------- Accounting Officer
CAMERON RICHARDSON           President

---------------------------------------------------------------------
KLAUS ECKHOF                 Director                January 25, 2006
---------------------------
BY: /S/ "CAMERON RICHARDSON
CAMERON RICHARDSON,
ATTORNEY IN FACT

---------------------------------------------------------------------
ANTONIO G. CACACE            Director                January 25, 2006
---------------------------
BY: /S/ "CAMERON RICHARDSON
CAMERON RICHARDSON,
ATTORNEY IN FACT
---------------------------------------------------------------------


                                      II 6

                             Aurora Gold Corporation
                       Registration Statement on Form SB-2
                               File No 333-130379.
                                Index to Exhibits

3.1.1 Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.1.2 Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.1.3 Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.2.1 By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

3.2.2 Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998. *

5.1 Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered

10.1.1 Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation. *

10.1.2 Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation. *

10.2.1 Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation. *

10.2.2    Novo Porto Memorandum of Understanding. *

10.2.3. Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English. *

10.2.4    Santa Clara Memorandum of Understanding. *

10.2.5 Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English. *

10.3.1 Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation. *

10.3.2    Ouro Mil Memorandum of Understanding. *


                                      II 7

10.3.3 Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English. *

10.4.1 Assignment of Sao Domingo Memorandum of Understanding to Aurora Gold Corporation. *

10.4.2    Sao Domingo Memorandum of Understanding. *

10.4.3 Declaration of Translator for translation of Sao Domingo Memorandum of Understanding from Portuguese to English. *

23.1      Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)

23.2      Consent of Moore Stephens Ellis Foster LLP

* Previously filed


                                      II 8